AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT ("Amendment") dated as of January 1, 1999 amends that certain Employment Agreement ("Agreement") dated as of June 12, 1996 as amended on November 21, 1997 by and between V-ONE Corporation, a Delaware corporation and formerly known as Virtual Open Network Environment Corporation ("Company"), and James F. Chen ("Executive").

        1. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to it in the Agreement.

        2. Effective January 1, 1999, the Company and the Executive agree to terminate the provisions of Sections 1, 2, 3, 4, 5, 6, 7 and 8 of the Agreement without any payment as might otherwise have been required under the terms of the Agreement to Executive.

        3. Effective January 1, 1999, the Company agrees to engage Executive's services, and Executive agrees to serve, as a consultant to the Company for a fee of $5,000 per month for the period January 1 through December 31, 1999, but may be extended annually by mutual agreement. During such period, Executive agrees to perform such services for the Company as he may from time to time be requested to provide by the Company's Board of Directors or the Company's President and Chief Executive Officer; provided, however, that Executive shall not be required to provide more than 40 hours of service in any month.

        4. The Company shall be required to reimburse Executive for expenses incurred by him in connection with his performance of services to the Company only upon prior approval of the Company's President and Chief Executive Officer or the Company's Senior Vice President and Chief Financial Officer.

        5. The Company and Executive agree that Executive ceased serving as an executive officer of the Company on November 21, 1997.

        6. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

/S/ James F. Chen                                  V-ONE CORPORATION
------------------------
James F. Chen                                      By: /s/ Charles B. Griffis
                                                       -------------------------
                                                      Charles B. Griffis, Senior
                                                      Vice President and Chief
                                                      Financial Officer